UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 14, 2007, International Rectifier Corporation (the “Company”) entered into a Third Amendment to the Amended and Restated Rights Agreement (the “Amendment”) with Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (“Rights Agent”).  The Amendment extends the expiration date of the Amended and Restated Rights Agreement, dated as of December 15, 1998 (the “Rights Agreement”) between the Company and the Rights Agent, from November 21, 2007 until November 25, 2008, while the Rights Agreement remains under review by the Company. The Rights Agreement has been filed with the Securities and Exchange Commission on October 1, 1999, as Exhibit 4(a) to the Company's Annual Report on Form 10-K for fiscal year ended June 30, 1999.

Item 3.03.              Material Modification to Rights of Security Holders.

See Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1

Third Amendment to the Amended and Restated Rights Agreement, dated as of November 14, 2007, between International Rectifier Corporation and Mellon Investor Services LLC (F/K/A/ ChaseMellon Shareholder Services, L.L.C.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: November 16, 2007	By	/s/ Donald R. Dancer
Donald R. Dancer,
Chief Executive Officer (acting), Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1

Third Amendment to the Amended and Restated Rights Agreement, dated as of November 14, 2007, between International Rectifier Corporation and Mellon Investor Services LLC (F/K/A/ ChaseMellon Shareholder Services, L.L.C.).